THE SECURITIES REPRESENTED BY THESE WARRANTS AND THE COMMON STOCK ISSUABLE THEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY OTHER APPLICABLE SECURITIES LAW. THE SECURITIES REPRESENTED BY THESE WARRANTS MAY NOT BE TRANSFERRED, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER, OR IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER, THE SECURITIES ACT AND IN ACCORDANCE WITH ANY OTHER APPLICABLE SECURITIES LAWS.

                                    WARRANTS

                           to Purchase Common Stock of

                             HENLEY HEALTHCARE, INC.

                     Expiring on ___________, [2003 or 2005]


        These Common Stock Purchase Warrants (the "Warrants") certify that for value received, _______________ (the "Holder") or its permitted assigns, is entitled, subject to the terms and conditions set forth below, to subscribe for and purchase from the Company (as hereinafter defined), in whole or in part, _______ shares of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock (as hereinafter defined) at the initial Exercise Price of $3.00 per share, subject, however, to the provisions and upon the terms and conditions hereinafter set forth. The number of Warrants (as hereinafter defined), the number of shares of Common Stock purchasable hereunder, and the Exercise Price therefor are subject to adjustment as hereinafter set forth. These Warrants and all rights hereunder shall expire at 5:00 p.m., Houston, Texas time, on _____________________, [2003 or 2005] (the "Expiration Date").

                                    ARTICLE I

                                   DEFINITIONS

        As used herein, the following terms shall have the meanings set forth below:

        1.1 "COMPANY" shall mean Henley Healthcare, Inc., a Texas corporation, and shall also include any successor thereto with respect to the obligations hereunder, by merger, consolidation or otherwise.

        1.2 "COMMON STOCK" shall mean and include the Company's Common Stock, par value $.01 per share, authorized on the date of the original issue of these Warrants and shall also include (i) in case of any reorganization, reclassification, consolidation, merger, share exchange or sale, transfer or other disposition of assets, the stock or other securities provided for herein, and (ii) any other shares of common stock of the Company into which such shares of Common Stock may be converted.

        1.3 "EXERCISE PRICE" shall mean the initial purchase price per share of Common Stock of $3.00 payable upon exercise of the Warrants, as adjusted from time to time pursuant to the provisions hereof.

        1.4 "MARKET PRICE" for any day, when used with reference to Common Stock, shall mean the last reported sale price for the Common Stock on such day on the principal securities exchange on which the Common Stock is listed or admitted to trading, or if no such sale takes place on such date, the average of the closing bid and asked prices thereof as officially reported, or, if not so listed or admitted to trading on any securities exchange, the last sale price for the Common Stock on the National Association of Securities Dealers national market system on such date, or, if there shall have been no trading on such date or if the Common Stock shall not be listed on such system, the average of the closing bid and asked prices in the over-the-counter market as furnished by any NASD member firm selected from time to time by the Company for such purpose.

        1.5 "WARRANT" shall mean the right upon exercise to purchase one Warrant Share.

        1.6 "WARRANT SHARES" shall mean the shares of Common Stock purchased or purchasable by the holder hereof upon the exercise of the Warrants

                                   ARTICLE II

                              EXERCISE OF WARRANTS

        2.1 METHOD OF EXERCISE. The Warrants represented hereby may be exercised by the Holder, in whole or in part, at any time and from time to time on or after the date of first issuance of the Warrant until 5:00 p.m., Houston, Texas time, on the Expiration Date. To exercise the Warrants, the Holder shall deliver to the Company, at the Warrant Office designated herein, (i) a written notice in the form of the Subscription Notice attached as an exhibit hereto, stating therein the election of the Holder to exercise the Warrants in the manner provided in the Subscription Notice; (ii) payment in full of the Exercise Price; and (iii) these Warrants. The Warrants shall be deemed to be exercised on the date of receipt by the Company of the Subscription Notice, accompanied by payment for the Warrant Shares and surrender of these Warrants, as aforesaid, and such date is referred to herein as the "Exercise Date." Upon such exercise, the Company shall, as promptly as practicable and in any event within five business days, issue and deliver to the Holder a certificate or certificates for the full number of the Warrant Shares purchased by the Holder hereunder, and shall, unless the Warrants have expired, deliver to the Holder a new Warrant representing the number of Warrants, if any, that shall not have been exercised, in all other respects identical to these Warrants. As permitted by applicable law, the person in whose name the certificates for Common Stock are to be issued shall be deemed to have become a holder of record of such Common Stock on the Exercise Date and shall be entitled to all of the benefits of such holder on the Exercise Date, including without limitation the right to receive dividends and other distributions for which the record date falls on or after the Exercise Date and to exercise voting rights.

        2.2 EXPENSES AND TAXES. The Company shall pay all expenses and taxes (including, without limitation, all documentary, stamp or other transnational taxes) other than income or transfer taxes attributable to the preparation, issuance or delivery of the Warrants and of the shares of Common Stock issuable upon exercise of the Warrants.

        2.3 RESERVATION OF SHARES. The Company shall reserve at all times so long as the Warrants remain outstanding, free from preemptive rights, out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the exercise of the Warrants, a sufficient number of shares of Common Stock to provide for the exercise of the Warrants.

        2.4 VALID ISSUANCE. All shares of Common Stock that may be issued upon exercise of the Warrants will, upon issuance by the Company, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof and, without limiting the generality of the foregoing, the Company shall take no action or fail to take any action which will cause a contrary result (including, without limitation, any action that would cause the Exercise Price to be less than the par value, if any, of the Common Stock).

        2.5 ACKNOWLEDGMENT OF RIGHTS. At the time of the exercise of the Warrants in accordance with the terms hereof and upon the written request of the Holder, the Company will acknowledge in writing its continuing obligation to afford to the Holder any rights (including, without limitation, any right to registration of the Warrant Shares) to which the Holder shall continue to be entitled after such exercise in accordance with the provisions of these Warrants; PROVIDED, however, that if the Holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to the Holder any such rights.

        2.6 NO FRACTIONAL SHARES. The Company shall not be required to issue fractional shares of Common Stock on the exercise of these Warrants. If more than one Warrant shall be presented for exercise at the same time by the same holder, the number of full shares of Common Stock which shall be issuable upon such exercise shall be computed on the basis of the aggregate number of whole shares of Common Stock purchasable on exercise of the Warrants so presented. If any fraction of a share of Common Stock would, except for the provisions of this Section, be issuable on the exercise of these Warrants, the Company shall pay an amount in cash calculated by it to be equal to the Market Price of one share of Common Stock at the time of such exercise multiplied by such fraction computed to the nearest whole cent.

                                   ARTICLE III

                                    TRANSFER

        3.1 WARRANT OFFICE. The Company shall maintain an office for certain purposes specified herein (the "Warrant Office"), which office shall initially be the Company's principal executive offices at 120 Industrial Boulevard, Sugar Land, Texas 77478, and may subsequently be such other office of the Company or of any transfer agent of the Common Stock in the continental United States as to which written notice has previously been given to the Holder. The Company shall maintain, at the Warrant Office, a register for the Warrants in which the Company shall record the name and address of the person in whose name these Warrants has been issued, as well as the name and address of each permitted assignee of the rights of the registered owner hereof.

        3.2 OWNERSHIP OF WARRANTS. The Company may deem and treat the person in whose name the Warrants are registered as the holder and owner hereof until provided with notice to the contrary. The Warrants may be exercised by an assignee for the purchase of Warrant Shares without having new Warrants issued.

        3.3 RESTRICTIONS ON TRANSFER OF WARRANTS. Subject to the provisions of
Section 3.4 below, these Warrants may be transferred, in whole or in part, by the Holder. The Company agrees to maintain at the Warrant Office books for the registration and transfer of the Warrants. The Company, from time to time, shall register the transfer of the Warrants in such books upon surrender of this Warrant at the Warrant Office properly endorsed or accompanied by appropriate instruments of transfer and written instructions for transfer. Upon any such transfer and upon payment by the Holder or its transferee of any applicable transfer taxes, new Warrants shall be issued to the transferee and the transferor (as their respective interests may appear) and the surrendered Warrants shall be canceled by the Company. The Company shall pay all taxes

(other than securities transfer taxes or income taxes) and all other expenses and charges payable in connection with the transfer of the Warrants pursuant to this Section.

        3.4 COMPLIANCE WITH SECURITIES LAWS. Subject to the terms hereof and notwith-standing any other provisions contained in these Warrants, the Holder understands and agrees that the following restrictions and limitations shall be applicable to the Warrants and all Warrant Shares and to all resales or other transfers thereof pursuant to the Securities Act of 1933, as amended (the "Securities Act"):

               3.4.1 The Holder agrees that the Warrants and the Warrant Shares may not be sold or otherwise transferred unless the Warrants and Warrant Shares are registered under the Securities Act and applicable state securities or blue sky laws or are exempt therefrom.

               3.4.2 Legends in substantially the following form will be placed on the certificate(s) evidencing the Warrants and Warrant Shares:

                      "THE SECURITIES REPRESENTED BY THIS CERTIFICATE
               HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY OTHER APPLICABLE SECURITIES LAW AND, ACCORDINGLY, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE RESOLD, PLEDGED, OR OTHERWISE TRANSFERRED, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER, OR IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER, THE SECURITIES ACT AND IN ACCORDANCE WITH ANY OTHER APPLICABLE SECURITIES LAWS."

               3.4.3 Stop transfer instructions will be imposed with respect to the Warrants and Warrant Shares so as to restrict resale or other transfer thereof.

                                   ARTICLE IV

                                   ADJUSTMENTS

        4.1 STOCK SPLITS AND REVERSE SPLITS. In the event that the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of Warrant Shares purchasable pursuant to this Warrant immediately prior to such subdivision shall be proportionately increased, and conversely, in the event that the outstanding shares of Common Stock shall at any time be combined into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of Warrant Shares purchasable upon the exercise of this Warrant immediately prior to such combination shall be proportionately reduced.

        4.2 REORGANIZATIONS AND ASSET SALES. If any capital reorganization or reclassification of the capital stock of the Company, or any consolidation, merger or share exchange of the Company with another person, or the sale, transfer or other disposition of all or substantially all of its assets to another person shall be effected in such a way that holders of Common Stock shall be entitled to receive capital stock, securities or assets with respect to or in exchange for their shares, then the following provisions shall apply:

               4.2.1 As a condition of such reorganization, reclassification, consolidation, merger, share exchange, sale, transfer or other disposition, lawful and adequate provisions shall be made whereby the Holder shall thereafter have the right to purchase and receive upon the terms and conditions specified in these Warrants and in lieu of the Warrant Shares immediately theretofore receivable upon the exercise of the rights represented hereby, such shares of capital stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of Warrant Shares immediately theretofore so receivable had such reorganization, reclassification, consolidation, merger, share exchange or sale not taken place, and in any such case appropriate provision reasonably satisfactory to the Holder shall be made with respect to the rights and interests of the Holder to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Exercise Price and of the number of Warrant Shares receivable upon the exercise) shall thereafter be applicable, as nearly as possible, in relation to any shares of capital stock, securities or assets thereafter deliverable upon the exercise of Warrants.

               4.2.2 In the event of a merger, share exchange or consolidation of the Company with or into another person as a result of which a number of shares of common stock or its equivalent of the successor person greater or lesser than the number of shares of Common Stock outstanding immediately prior to such merger, share exchange or consolidation are issuable to holders of Common Stock, then the Exercise Price in effect immediately prior to such merger, share exchange or consolidation shall be adjusted in the same manner as though there were a subdivision or combination of the outstanding shares of Common Stock.

               4.2.3 The Company shall not effect any such consolidation, merger, share exchange, sale, transfer or other disposition unless prior to or simultaneously with the consummation thereof the successor person (if other than the Company) resulting from such consolidation, share exchange or merger or the person purchasing or otherwise acquiring such assets shall have assumed by written instrument executed and mailed or delivered to the Holder at the last address of the Holder appearing on the books of the Company the obligation to deliver to the Holder such shares of capital stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to receive, and all other liabilities and obligations of the Company hereunder. Upon written request by the Holder, such successor person will issue new Warrants revised to reflect the modifications in these Warrants effected pursuant to this Section.

               4.2.4 If a purchase, tender or exchange offer is made to and accepted by the holders of 50% or more of the outstanding shares of Common Stock, the Company shall not effect any consolidation, merger, share exchange or sale, transfer or other disposition of all or substantially all of the Company's assets with the person having made such offer or with any affiliate of such person, unless prior to the consummation of such consolidation, merger, share exchange, sale, transfer or other disposition the Holder shall have been given a reasonable opportunity to then elect to receive upon the exercise of the Warrants either the capital stock, securities or assets then issuable with respect to the Common Stock or the capital stock, securities or assets, or the equivalent, issued to previous holders of the Common Stock in accordance with such offer.

        4.3 ADJUSTMENT FOR ASSET DISTRIBUTION. If the Company declares a dividend or other distribution payable to all holders of shares of Common Stock in evidences of indebtedness of the Company or other assets of the Company (including, cash (other than regular cash dividends declared by the Board of Directors), capital stock (other than Common Stock, convertible securities or options or rights thereto) or other property), the Exercise Price in effect immediately prior to such declaration of such dividend or other distribution shall be reduced by an amount equal to the amount of such dividend or distribution payable per share of Common Stock, in the case of a cash dividend or distribution, or by the fair value of such dividend or distribution per share of Common Stock (as reasonably determined in good faith by the Board of Directors of the Company), in the case of any other dividend or distribution. Such reduction shall be made whenever any such dividend or distribution is made and shall be effective as of the date as of which a record is taken for purpose of such dividend or distribution or, if a record is not taken, the date as of which holders of record of Common Stock entitled to such dividend or distribution are determined.

        4.4 DE MINIMIS ADJUSTMENTS. No adjustment in the number of shares of Common Stock purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least one share of Common Stock purchasable upon an exercise of each Warrant and no adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least $0.01 in the Exercise Price; provided, however, that any adjustments are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest full share or nearest one hundredth of a dollar, as applicable.

        4.5 NOTICE OF ADJUSTMENT. Whenever the Exercise Price or the number of Warrant Shares issuable upon the exercise of the Warrants shall be adjusted as herein provided, or the rights of the Holder shall change by reason of other events specified herein, the Company shall compute the adjusted Exercise Price and the adjusted number of Warrant Shares in accordance with the provisions hereof and shall prepare an officer's certificate setting forth the adjusted Exercise Price and the adjusted number of Warrant Shares issuable upon the exercise of the Warrants or specifying the other shares of stock, securities or assets receivable as a result of such change in rights, and showing in reasonable detail the facts and calculations upon which such adjustments or other changes are based. The Company shall cause to be mailed to the Holder copies of such officer's certificate together with a notice stating that the Exercise Price and the number of Warrant Shares purchasable upon exercise of the Warrants have been adjusted and setting forth the adjusted Exercise Price and the adjusted number of Warrant Shares purchasable upon the exercise of the Warrants.

        4.6 NOTIFICATIONS TO HOLDERS. In case at any time the Company proposes:

               (i) to declare any dividend upon its Common Stock payable in capital stock or make any special dividend or other distribution (other than cash dividends) to the holders of its Common Stock;

               (ii) to offer for subscription pro rata to all of the holders of its Common Stock any additional shares of capital stock of any class or other rights;

               (iii) to effect any capital reorganization, or reclassification of the capital stock of the Company, or consolidation, merger or share exchange of the Company with another person, or sale, transfer or other disposition of all or substantially all of its assets; or

               (iv) to effect a voluntary or involuntary dissolution, liquidation or winding up of the Company,

then, in any one or more of such cases, the Company shall give the Holder (a) at least 10 days (but not more than 90 days) prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such issuance, reorganization, reclassification, consolidation, merger, share exchange, sale, transfer, disposition, dissolution, liquidation or winding up, and (b) in the case of any such issuance, reorganization, reclassification, consolidation, merger, share exchange, sale, transfer, disposition, dissolution, liquidation or winding up, at least 10 days (but not more than 90 days) prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and such notice in accordance with the foregoing clause (b) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock, as the case may be, for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, share exchange, sale, transfer, disposition, dissolution, liquidation or winding up, as the case may be.

                                    ARTICLE V

                                   REDEMPTION

        5.1 COMPANY'S RIGHT TO REDEEM; NOTICE. At such time that the Market Price of the Common Stock is equal to or greater than $3.50 per share for a period of ten consecutive trading days, but prior to the Expiration Date, the Company at its sole discretion shall have the right to redeem these Warrants, in whole or in part, at a redemption price of $[.10 or .20] (the "Redemption Price") for each Warrant. Notice of any proposed redemption shall be made by means of certified mail return receipt requested, addressed to the Holder at this address as it appears on the books of the Company at least thirty (30) days prior to the date fixed for such redemption (the "Redemption Date"). Each such notice shall specify (i) the Redemption Date, (ii) the Redemption Price, (iii) the place for payment and for delivering the Warrants and other necessary transfer instruments to be executed by the Holder in order for the Holder to collect the Redemption Price. Any notice given in such manner (a "Redemption Notice") shall be conclusively deemed to have been duly given whether or not such notice is in fact received.

        5.2 RIGHT TO RECEIVE REDEMPTION PRICE. The holder of any Warrants redeemed upon any exercise of the Company's redemption right shall not be entitled to receive payment of the Redemption Price for such Warrants until such holder shall cause to be delivered to the place specified in the Redemption Notice (i) the Warrants subject to such redemption and (ii) transfer instruments satisfactory to the Company. Any redemption of less than all of the outstanding Warrants subject to redemption ("Redeemable Warrants") shall be on a pro rata basis based on the number of Redeemable Warrants held by each holder as it relates to the total number of Redeemable Warrants outstanding on the date of notice of redemption.

        5.3 EFFECT OF REDEMPTION. On the Redemption Date, each Warrant specified in the Redemption Notice shall be deemed to cease to be outstanding and all rights of the Holder with respect to such Warrants shall be extinguished on the Redemption Date, except for the right to receive the Redemption Price. The Holder shall have the right to exercise the Warrants at any time prior to 5:00 p.m. Houston, Texas time on the last business day preceding the Redemption Date.

                                   ARTICLE VI

                                  MISCELLANEOUS

        6.1 ENTIRE AGREEMENT. Except as provided in the related Warrant Purchase Agreement, these Warrants contain the entire agreement between the Holder and the Company with respect to the Warrant Shares purchasable upon exercise hereof and the related transactions and supersedes all prior arrangements or understandings with respect thereto.

        6.2 GOVERNING LAW. These Warrants shall be governed by and construed in accordance with the laws of the State of Texas.

        6.3 WAIVER AND AMENDMENT. Any term or provision of these Warrants may be waived at any time by the party which is entitled to the benefits thereof and any term or provision of these Warrants may be amended or supplemented at any time by agreement of the Holder hereof and the Company, except that any waiver of any term or condition, or any amendment or supplementation, of these Warrants shall be in writing. A waiver of any breach or failure to enforce any of the terms or conditions of these Warrants shall not in any way effect, limit or waive a party's rights hereunder at any time to enforce strict compliance thereafter with every term or condition of these Warrants.

        6.4 ILLEGALITY. In the event that any one or more of the provisions contained in these Warrants shall be determined to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in any other respect and the remaining provisions of these Warrants shall not, at the election of the party for whom the benefit of the provision exists, be in any way impaired.

        6.5 COPY OF WARRANT. A copy of these Warrants shall be filed among the records of the Company.

        6.6 NOTICE. Any notice or other document required or permitted to be given or delivered to the Holder shall be in writing and delivered at, or sent by certified or registered mail or by facsimile to the Holder at, the last address shown on the books of the Company maintained at the Warrant Office for the registration of these Warrants or at any more recent address of which the Holder shall have notified the Company in writing. Any notice or other document required or permitted to be given or delivered to the Company, other than such notice or documents required to be delivered to the Warrant Office, shall be delivered at, or sent by certified or registered mail or by facsimile to, the offices of the Company at 120 Industrial Boulevard, Sugar Land, Texas 77478 or such other address within the continental United States of America as shall have been furnished by the Company to the Holder.

        6.7 LIMITATION OF LIABILITY; NOT SHAREHOLDERS. No provision of these Warrants shall be construed as conferring upon the Holder the right to vote, consent, receive dividends or receive notices (other than as herein expressly provided) in respect of meetings of shareholders for the election of directors of the Company or any other matter whatsoever as a shareholder of the Company. No provision hereof, in the absence of affirmative action by the Holder to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any shares of Common Stock or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

        6.8 EXCHANGE, LOSS OR DESTRUCTION. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, mutilation or destruction of these Warrants, and in the case of any such loss, theft or destruction upon delivery of an appropriate affidavit in such form as shall be reasonably satisfactory to the Company and include reasonable indemnification of the Company, or in the event of such mutilation upon surrender and cancellation of these Warrants, the Company will make and deliver new Warrants of like tenor, in lieu of such lost, stolen, destroyed or mutilated Warrants. Any Warrants issued under the provisions of this Section in lieu of any Warrants alleged to be lost, destroyed or stolen, or in lieu of any mutilated Warrants, shall constitute an original contractual obligation on the part of the Company. These Warrants shall be promptly canceled by the Company upon the surrender hereof in connection with any exchange or replacement. The Company shall pay all taxes (other than securities transfer taxes or income taxes) and all other expenses and charges payable in connection with the preparation, execution and delivery of Warrants pursuant to this Section.

        IN WITNESS WHEREOF, the Company has caused this Warrant to be signed in its name.


Dated:_________________________, 2000.


                                           HENLEY HEALTHCARE, INC.



                                           By: _________________________________
                                               Michael M. Barbour, President

                               SUBSCRIPTION NOTICE


        The undersigned, the holder of the foregoing Warrants, hereby elects to exercise purchase rights represented thereby for, and to purchase thereunder, ______________________ shares of the Common Stock covered by such Warrants, and herewith makes payment in full for such shares, and requests (a) that certificates for such shares (and any other securities or other property issuable upon such exercise) be issued in the name of, and delivered to, ___________________ and (b), if such shares shall not include all of the shares issuable as provided in such Warrants, that new Warrants of like tenor and date for the balance of the shares issuable thereunder be delivered to the undersigned.



                                     ___________________________________________

Date: ___________________________

                                   ASSIGNMENT

        For value received, _______________________, hereby sells, assigns and transfers unto ____________ these Warrants, together with all rights, title and interest therein, and does irrevocably constitute and appoint
________________________ attorney, to transfer such Warrants on the books of the Company, with full power of substitution.



                                     ___________________________________________

Date: ___________________________